UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2008

PETRO RESOURCES CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On January 7, 2008, Petro Resources Corporation (the “Registrant”) issued a press release announcing that Don Kirkendall, President of the Registrant, will present at the Pritchard Capital Partners 5th Annual Energy Conference in San Francisco, California on Wednesday, January 9, 2008 at 2:50 PM Pacific Standard Time.  The press release and presentation materials are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated into this Item 7.01 by reference.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrant notes that certain statements or depictions included in the referenced presentation and set forth in this Current Report on Form 8-K involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: (1) the Registrant's ability to finance the continued exploration and drilling operations on its various properties; (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Registrant's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Registrant's definitive prospectus dated October 30, 2007 filed with the Securities and Exchange Commission on October 31, 2007 and the Quarterly Report on Form 10-QSB for the nine months ended September 30, 2007.  Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Report:

Exhibit 99.1                                 Press release dated Jan 7, 2008 titled “Petro Resources to Present at Pritchard Capital Energy Conference.”

Exhibit 99.2                                 Registrant’s presentation materials -- Pritchard Capital Energy Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PETRO RESOURCES CORPORATION

Date: January 8, 2008	/s/ Harry Lee Stout
Harry Lee Stout
Executive Vice President, and Chief Financial Officer